UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 30, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I.           Appointment of Michael J. Cazer

General

On May 1, 2008, the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) appointed Michael J. Cazer, 41, as the Company’s Vice President and Chief Financial Officer.  Mr. Cazer succeeds Robert T. Ritter who retired as the Company’s Vice President and Chief Financial Officer effective May 1, 2008.

Mr. Cazer joins the Company with 20 years of financial experience, having served in numerous leadership positions at General Electric Company, a diversified technology, media and financial services company.  He most recently served as chief financial officer of GE Security, a global General Electric subsidiary focused on communication and information technologies for security and life safety products, from April 2005 to April 2008, having previously served as chief financial officer of GE Consumer and Industrial Europe, a General Electric subsidiary engaged in the design, manufacturing and sales of electrical distribution equipment, lighting products and household appliances in Europe, from April 2004 to April 2005, and as chief financial officer of GE Fanuc, a joint venture between General Electric and FANUC of Japan focused on automation and embedded computing, from December 2001 to April 2004.  He also served in various finance-related executive positions at General Electric, including a position on General Electric’s corporate audit staff.

Compensation and Benefits

Mr. Cazer will receive an annual base salary of $450,000 and will participate in the Company’s Key Employees Incentive Plan (the “KEIP”), with a target cash bonus of 65% of his annual base salary.  Mr. Cazer will also be eligible for a relocation bonus of $100,000, which will become payable when his family relocates to Richmond, Virginia.  In addition, Mr. Cazer will receive other benefits that the Company customarily provides to its executive officers, including participation in the Company’s Key Employees’ Deferred Compensation Program, relocation assistance pursuant to the Company’s relocation policy and participation in the Company’s Financial and Tax Planning Program.

In connection with his employment with the Company, Mr. Cazer received (1) 11,882 restricted stock units valued at $800,015.06 in consideration for forfeiting incentive awards at his former employer and (2) 14,036 restricted stock units valued at $945,043.88.  The value of each award is based on $67.33 per share, which was the average of the high and low per share quoted sale prices of the Company’s common stock on April 7, 2008, the date of the grant.  Each award of restricted stock units will vest ratably over a three-year term, subject to Mr. Cazer’s continued employment with the Company on each vesting date, and is payable in shares of the Company’s common stock.  The restricted stock units valued at $800,015.06, however, also vest immediately if Mr. Cazer’s employment is terminated by the Company other than for cause, death or incapacity.  The restricted stock unit awards were made pursuant to the Company’s 2005 Equity

Incentive Plan and are subject and qualified in their entirety by reference to the restricted stock unit award agreements between the Company and Mr. Cazer, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Change in Control Agreement and Severance Agreement

In connection with his employment with the Company, Mr. Cazer also entered into a change in control agreement and a severance agreement with the Company.  The benefits payable under the change in control agreement and severance agreement are not duplicative.  In the event of a conflict between the terms of the two agreements, Mr. Cazer is entitled to receive the compensation and benefits most favorable to him.

Change in Control Agreement.  Under the terms of Mr. Cazer’s change in control agreement, if a change in control (as defined in the change in control agreement) occurs and Mr. Cazer remains employed by the Company, he will receive annual compensation equal to the sum of (1) a salary not less than his annualized salary in effect immediately before the date the change in control occurred, plus (2) a bonus not less than an amount equal to average amount of his annual bonus award under the KEIP or any substitute or successor plan for the last three full calendar years preceding the date the change in control occurred (the “Average Annual Bonus”).  On each anniversary of the date the change in control occurred, his compensation in effect on such anniversary date will be increased for the remaining period of his employment to adjust for inflation.

If a change in control occurs and the Company terminates Mr. Cazer’s employment other than for cause (as defined in the change in control agreement), death or incapacity (as defined in the change in control agreement) or he terminates his employment for good reason (as defined in the change in control agreement) during the three years following the date of the change in control, the Company will make a lump sum cash payment to Mr. Cazer consisting of the aggregate of the following amounts:

•
the sum of (1) his currently effective annual base salary through the date of termination to the extent not already paid, (2) his Average Annual Bonus prorated based on the number of days worked in the year of his termination and (3) any accrued vacation pay, in each case to the extent not already paid or credited; and

•	the amount equal to two times the sum of his annual base salary and his Average Annual Bonus.

Subject to certain limitations set forth in the change in control agreement, if the payments received under the change in control agreement are more than 110% of the threshold for excise tax imposed by the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Cazer will be entitled to a gross-up payment such that his net payments after payment of all taxes are equal to the payments that would have been received if the excise tax had not been imposed.

The change in control agreement will terminate on April 7, 2011 if a change in control has not occurred before that date.

Severance Agreement.  Under the terms of Mr. Cazer’s severance agreement, if the Company terminates his employment other than for cause (as defined in the severance agreement), death or incapacity (as defined in the severance agreement), the Company will make a lump sum cash payment to Mr. Cazer consisting of the aggregate of the following amounts:

•
the sum of (1) his currently effective annual base salary through the date of termination to the extent not already paid, (2) his Average Annual Bonus prorated based on the number of days worked in the year of his termination and (3) any accrued vacation pay, in each case to the extent not already paid or credited; and

•	the amount equal to two times the sum of his annual base salary and his Average Annual Bonus.

The severance agreement contains confidentiality and non-competition provisions and is subject to execution by Mr. Cazer of a customary release.

Subject to certain limitations set forth in the severance agreement, if the payments received under the severance agreement are more than 110% of the threshold for excise tax imposed by the Code, Mr. Cazer will be entitled to a gross-up payment such that his net payments after payment of all taxes are equal to the payments that would have been received if the excise tax had not been imposed.

The severance agreement will terminate on April 7, 2011.

The foregoing descriptions of the change in control agreement and severance agreement are not complete and are qualified in their entirety by reference to the entire change in control agreement and the entire severance agreement, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4 and incorporated herein by reference.

II.	Consulting Agreement with Robert T. Ritter

On April 30, 2008, the Company entered into a consulting agreement with Robert T. Ritter.  Under the terms of the consulting agreement, Mr. Ritter will perform consulting services that are mutually agreed to by the Company and Mr. Ritter commencing on July 1, 2008 and continuing until June 30, 2009; provided, however, that either party may terminate the consulting agreement upon 30 days notice.  The Company will pay Mr. Ritter a monthly fee of $12,500 plus an hourly fee of $500 for each hour in which he performs the consulting services required under the consulting agreement.  In addition, the Company will reimburse Mr. Ritter for his reasonable expenses incurred in connection with the performance of his consulting services under the consulting agreement.

The foregoing description of the consulting agreement is not complete and is qualified in its entirety by reference to the entire consulting agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 8.01         Other Events.

On May 1, 2008, the Company’s Board of Directors affirmatively determined that Carroll R. Wetzel, Jr. is independent under the listing standards of the New York Stock Exchange and the independence determination guidelines described in the Company’s Corporate Governance Policies.

Item 9.01.        Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Restricted Stock Unit Award Agreement, dated as of April 7, 2008, between the Company and Michael J. Cazer.

10.2	Restricted Stock Unit Award Agreement, dated as of April 7, 2008, between the Company and Michael J. Cazer.

10.3	Change in Control Agreement, dated April 7, 2008, between the Company and Michael J. Cazer.

10.4	Severance Agreement, dated April 7, 2008, between the Company and Michael J. Cazer.

10.5	Consulting Agreement, dated April 30, 2008, between the Company and Robert T. Ritter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: May 5, 2008	By:	/s/ Austin F. Reed
Austin F. Reed
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT                                           DESCRIPTION

10.1	Restricted Stock Unit Award Agreement, dated as of April 7, 2008, between the Company and Michael J. Cazer.

10.2	Restricted Stock Unit Award Agreement, dated as of April 7, 2008, between the Company and Michael J. Cazer.

10.3	Change in Control Agreement, dated April 7, 2008, between the Company and Michael J. Cazer.

10.4	Severance Agreement, dated April 7, 2008, between the Company and Michael J. Cazer.

10.5	Consulting Agreement, dated April 30, 2008, between the Company and Robert T. Ritter.